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                                                                    EXHIBIT 23.1
INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-41567 of Prolong International Corporation and subsidiaries on Form S-8 of our report dated March 3, 1999, appearing in this Annual Report on Form 10-K of Prolong International Corporation and subsidiaries for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

Costa Mesa, California
March 25, 1999